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                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):    January 18, 2002
                                                   ----------------------


                        LAZARE KAPLAN INTERNATIONAL INC.
             (Exact Name of registrant as specified in its charter)


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            Delaware                    1-7848                    13-2728690
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
(State or other jurisdiction of       (Commission               (IRS Employer
incorporation or organization)        File Number)           Identification No.)


529 Fifth Avenue, New York, New York                                10017
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(Address of principal executive offices)                          (Zip Code)
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Registrant's telephone number, including area code      (212) 972-9700
                                                   --------------------


                                 Not Applicable
                   ------------------------------------------
     (Former name, former address and former fiscal year, if changed since last report)






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Item 5. Other Events

           On January 22, 2002, Lazare Kaplan International Inc., a Delaware corporation ("LKI"), announced that it had entered into a Stock Purchase Agreement ("SPA") dated as of January 18, 2002 with Fifth Avenue Group, LLC, a New York limited liability company ("Fifth Avenue"), pursuant to which, among other things, LKI agreed to sell to Fifth Avenue, on or about February 11, 2002 (the "Closing Date"), subject to the satisfaction of certain customary closing conditions, an aggregate of 1,305,000 shares of its common stock, par value $1.00 per share (including 1,180,000 shares issued and held in LKI's treasury ("Treasury Shares") and 125,000 authorized but unissued shares), at a price of $9.00 per share. The SPA provides for a ten-year standstill period commencing on the Closing Date ("Standstill Period") during which Fifth Avenue and its affiliates and associates will not acquire 24.9% or more of the outstanding shares of common stock of LKI, participate in any proxy dispute involving LKI, transfer their stock of LKI or interests in Fifth Avenue except as provided in the SPA or engage in certain other activities as described in the SPA.

           In connection with, and as a condition precedent to, the closing of the SPA, the Rights Agreement dated as of July 31, 1997 between LKI and ChaseMellon Shareholder Services, LLC ("Rights Agreement") was modified by an amendment thereto ("Amendment to Rights Agreement") dated as of January 17, 2002, between LKI and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, LLC), which, among other things, amended the definition of "Acquiring Person" as it applies only to Fifth Avenue, so that unless and until Fifth Avenue and its affiliates and associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) own beneficially 24.9% (rather than 15% which would have applied without the amendment) or more of the common stock of LKI, Fifth Avenue will not be deemed an "Acquiring Person" for purposes of such Rights Agreement.

           Simultaneously with the execution and delivery of the SPA, Fifth Avenue, Maurice Tempelsman, Chairman, and Leon Tempelsman, President, of LKI (the "Tempelsmans"), entered into a Shareholders Agreement dated as of January 18, 2002 ("Shareholders Agreement") pursuant to which, Fifth Avenue agreed to deliver to Maurice Tempelsman and Leon Tempelsman on the Closing Date an irrevocable proxy to vote the Treasury Shares to be purchased pursuant to the SPA on the Closing Date, subject to certain limitations, including an eight-year term. The Shareholders Agreement also provides, under certain circumstances effective upon the closing of the transactions contemplated by the SPA, that if the Tempelsmans should in the future want to sell all or any portion of their LKI stock, Fifth Avenue shall have "tag along" rights and the Tempelsmans shall have "drag along" rights as described in the Shareholders Agreement.

           For the terms and conditions of the SPA, the Shareholders Agreement, the irrevocable proxy and the Amendment to the Rights Agreement reference is made to such documents attached hereto as Exhibits 10(w), 10(x), 10(y) and 10(z). All statements made herein concerning the foregoing agreements are qualified by reference to such Exhibits.


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Item 7. Financial Statements, Pro forma Financial Information and Exhibits

           (c) Exhibits.

           (10)   Material Contracts

                  (w) Stock Purchase Agreement by and between Fifth Avenue and LKI dated as of January 18, 2002.

                  (x) Shareholders Agreement by and among Maurice Tempelsman, Leon Tempelsman and Fifth Avenue dated as of January 18, 2002.

                  (y) Form of Irrevocable Proxy from Fifth Avenue to Maurice Tempelsman and Leon Tempelsman.

                  (z) Amendment to Rights Agreement dated as of January 17, 2002 between LKI and Mellon Investor Services LLC.

           (99)   Additional Exhibits

                  (a)  Press Release, dated January 22, 2002

                                   SIGNATURES



           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              LAZARE KAPLAN INTERNATIONAL INC.


Date: January 28, 2002        By: /s/ William H. Moryto
                                  -----------------------
                                      William H. Moryto
                                      Vice President and Chief Financial Officer



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                                  Exhibit Index


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                                                                                           Begins at
                                                                                           Page No.
                                                                                           --------
           (10)   Material Contracts
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                  (w)  Stock Purchase Agreement by and between Fifth Avenue and
                       LKI dated as of January 18, 2002..................................       4

                  (x)  Shareholders Agreement by and among Maurice Tempelsman,
                       Leon Tempelsman and Fifth Avenue dated as of January 18,
                       2002..............................................................      20

                  (y)  Form of Irrevocable Proxy from Fifth Avenue to
                       Maurice Tempelsman and Leon Tempelsman............................      27

                  (z)  Amendment to Rights Agreement dated as of January 17,
                       2002 between LKI and Mellon Investor Services LLC.................      29

           (99)   Additional Exhibits

                  (a)  Press Release, dated January 22, 2002.............................      32

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